SIXTH AMENDMENT TO THE AMENDED AND RESTATED
FUND ADMINISTRATION SERVICING AGREEMENT
    THIS SIXTH AMENDMENT effective as of January 1, 2026 (the “Effective Date”), to the Amended and Restated Fund Administration Servicing Agreement, dated as of July 30, 2018 (the "Agreement"), is entered into by and among Robert W. Baird & Co. Incorporated, a Wisconsin corporation (the "Advisor"), Baird Funds, Inc., a Wisconsin corporation (the “Company”) and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

    WHEREAS, the parties have entered into an Agreement; and

WHEREAS, the parties desire to correct the section numbering in the Agreement;

WHEREAS, the parties desire to amend the fee schedule and term of the Agreement; and

WHEREAS, Section 11 of the Agreement allows for its amendment by a written instrument executed by the parties.

    NOW, THEREFORE, the parties agree as follows:

1.The section numbering in the Agreement was inadvertently modified when the number for the section titled “Representations and Warranties” was deleted prior to execution of the Agreement. This deletion shifted each of the following sections of the Agreement up by one number. To remedy this and to clarify the appropriate section numbers of the Agreement, the parties hereby agree that the section titled “Representations and Warranties” should be Section 5 of the Agreement, and each subsequent section should be shifted down by one number. For the avoidance of doubt, the attached Table of Contents provides the corrected numbering and corresponding section headers.

2.Exhibit C of the Agreement is hereby superseded and replaced in its entirety with Exhibit C attached hereto.

3.Section 11 of the Agreement is hereby superseded and replaced in its entirety with the following:

The term of this Agreement shall be effective for a period of five (5) years beginning as of January 1, 2026, and will continue in effect until December 31, 2030 (the “Renewal Term”), provided that the Company may request that the fees be renegotiated on or after January 1, 2026, if the Company’s net assets at such time exceed $___, in which case USBFS agrees to negotiate such fees in good faith. Following the expiration of the then current term this Agreement will remain in force, but may be terminated by either party upon giving 90 days prior written notice to the other party or such shorter period as is mutually agreed upon by the parties. Notwithstanding the foregoing, this Agreement may be terminated by the Company at any time upon giving 90 days prior written notice to USBFS, or by any party upon the breach of the other party of any material term of this Agreement (including without limitation the standard of care set forth in Section 5.A hereof) if such breach is not cured within 15 days of notice of such breach to the breaching party. This Agreement may not be amended or modified in any manner except by written agreement executed by USBFS, the Advisor and the Company, and authorized or approved by the Board of Directors.

4.Except to the extent amended hereby, the Agreement shall remain in full force and effect.

    IN WITNESS WHEREOF, the parties hereto have caused this Sixth Amendment to be executed by a duly authorized officer on one or more counterparts as of the Effective Date.

BAIRD FUNDS, INC.            U.S. BANCORP FUND SERVICES, LLC

By: /s/ Mary Ellen Stanek            By: /s/ Gregory Farley
    Name: Mary Ellen Stanek    Name: Gregory Farley
    Title: President    Title: Senior Vice President

ROBERT W. BAIRD & CO. INCORPORATED

By: /s/ Charles M. Weber
    Name: Charles M. Weber
Title: Managing Director

Table of Contents

1. Appointment of USBFS as Administrator
2. Services and Duties of USBFS
3. License of Data; Warranty; Termination of Rights
4. Compensation
5. Representations and Warranties
6. Standard of Care; Indemnification; Limitation of Liability
7. Data Necessary to Perform Services
8. Proprietary and Confidential Information
9. Records
10. Compliance with Laws
11. Term of Agreement; Amendment
12. Duties in the Event of Termination
13. Assignment
14. Governing Law
15. No Agency Relationship
16. Services Not Exclusive
17. Invalidity
18. Legal-Related Services
19. Notices
20. Multiple Originals

Exhibit C to the Fund Administration Servicing Agreement

Fund Administration, Fund Accounting & Portfolio Compliance Services Fee Schedule - Effective January 1, 2026

Annual Fee Based Upon Average Net Assets of the Fund Complex:

___ BPS ON THE FIRST $___
___ BPS ON THE NEXT $___
___ BPS ON THE NEXT $___
___ BPS ON THE NEXT $___
___ BPS ON THE BALANCE

Minimum annual complex fee based on the number of funds at the below rate:
Domestic Equity and Fixed Income Funds:      $___
International/Global Funds:             $___
Fixed Income Daily Accrual Funds:          $___

Base Fee per Fund (up to two cusips per fund)*:
Discounted ___% in year 1, ___% in year 2 of fund’s operation
*Subject to change with additional funds and/or classes, as mutually agreed upon in writing by the Advisor and USBFS

Domestic Equity and Fixed Income Funds:     $___
International/Global Funds:            $___
Fixed Income Daily Accrual Funds:        $___
Services Included in basis point fee:
Advisor Information Source – On-line access to portfolio management and compliance information.
Daily Performance Reporting – Daily pre and post-tax fund and/or sub-advisor performance reporting.
USBFS Legal Administration Services – Registration statement update
Daily Compliance Testing - Charles River
Core Tax Services – See Additional Services Fee Schedule
Date Services:
-Pricing Services (U.S. Bancorp primary pricing service): NOTE: Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non-standard security type, such as CLOs and CDOs, which may result in additional fees
-Corporate Action Services

Third Party Administrative Data and Factor Services Charges (descriptive data for each security):
$___ per security per month for fund administrative data (based upon U.S. Bancorp standard data services and are subject to change)
$___ per CMO, Asset Backed or Mortgage Backed Security per month for fund accounting services
SEC Modernization Requirements (if utilized)
Form N-PORT – $___ per year, per Fund
Form N-CEN – $___ per year, per Fund
Chief Compliance Officer Support Fee
$___ per year per fund complex, per service line

NOTE: All schedules subject to change depending upon use of unique security type requiring special pricing or accounting arrangements. Conversion, multiple classes, master/feeder and multiple manager funds, and extraordinary services quoted separately.

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following and as mutually agreed upon at the time of the service being added, will be separately billed as incurred: Fair Value Services, SWIFT processing, customized reporting, third-party data provider costs,(including Bloomberg, S&P, Moody’s, Morningstar, GICS, MSCI, Lipper, etc.), postage, stationery, programming, special reports, proxies, insurance, EDGAR/XBRL filing, tax e-filing, PFIC monitoring, wash sale reporting (Gainskeeper), retention of records, federal and state regulatory filing fees, expenses from Board of directors meetings, third party auditing and legal expenses, and conversion expenses (if necessary).

Additional Services
Additional services not included above shall be mutually agreed upon at the time of the service being added. USBFS legal administration (e.g., annual legal administration and subsequent new fund launch), daily performance reporting, daily compliance testing, Section 18 compliance testing, Section 15(c) reporting, equity & fixed income attribution reporting, electronic Board book portal, Master/Feeder Structures and additional services mutually agreed upon.

In addition to the fees described above, and as mutually agreed upon at the time of the service being added, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

Fees are calculated pro rata and billed monthly.